EXHIBIT 99.1
NEWS RELEASE
Dawson Geophysical Company
508 W. Wall, Suite 800
Midland, TX 79701
Company contact:
L. Decker Dawson, Chairman
Stephen C. Jumper, CEO and President
Christina W. Hagan, Chief Financial Officer
(800) 332-9766
www.dawson3d.com
DAWSON GEOPHYSICAL TO PRESENT AT ENERCOM, INC. OIL & GAS CONFERENCE
MIDLAND, Texas, Aug. 8/ PRNewswire-FirstCall/- Stephen Jumper, President and Chief Executive Officer of Dawson Geophysical Company (Nasdaq: DWSN) (the “Company”) is scheduled to present at The Twelfth Oil & Gas Conference in Denver hosted by EnerCom, Inc. on Monday, August 20, beginning at 9:15 a.m. MDT. A live webcast of the presentation can be accessed at http://www.dawson3d.com and will be archived on the Company’s web site for 30 days. The live presentation will also be available and archived for 30 days on The Oil & Gas Conference web site at http://www.theoilandgasconference.com/webcast.html. During this presentation, Mr. Jumper will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in the Company’s earnings release for third quarter 2007, furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 1, 2007, which is available on the Company’s website.
About Dawson Geophysical Company
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
Forward-Looking Statements
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to manage growth, the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2006. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.